Exhibit 99.1

Build-A-Bear Workshop, Inc. Completes Review of Strategic Alternatives

Board Increases Share Repurchase Authorization to up to $50 Million

ST. LOUIS--(BUSINESS WIRE)--Build-A-Bear Workshop, Inc. (NYSE: BBW), an interactive entertainment retailer of customized stuffed animals, today announced that its Board of Directors has completed its previously announced review of strategic alternatives. After an extensive analysis of a broad range of strategic alternatives by a special committee of independent directors and its financial and legal advisors, the Board of Directors has authorized an increase in the Company’s share repurchase program to up to $50 million.

“The process conducted by our special committee was very comprehensive, but, as I said last month, complicated by a significant tightening in the financing markets and a general weakening in the consumer and retail environment,” said Build-A-Bear Workshop Chairman and Chief Executive Bear, Maxine Clark. “Our Company had net profits of $23.5 million in 2007, has strong cash flow, and a flexible capital structure, and we believe that an expanded share repurchase program at this time is an excellent use of our capital resources. The Board’s decision to increase our share repurchase program is a testament to our confidence and optimism in the strength of our business model and our commitment to increase shareholder value.”

The Company’s 2008 plan is focused on balancing long-term business goals while recognizing near-term challenges in the retail environment, and includes:

  Focusing on existing store sales by slowing new store growth to approximately 25 stores -- down from 50 new stores in 2007 -- and realigning store operations management by creating a new position, Managing Director – Workshop Experience, focused on continuing to energize and update the store experience.
  Enhancing our brand appeal with children and growing store sales through raising awareness of our new online “world” website, buildabearville.com.
  Continuing the positive traction we experienced in our European operations during the fiscal 2007 fourth quarter through raising brand awareness, increasing average transaction value, and continued growth of our in-store parties business.
  Growing store sales by leveraging and expanding our loyalty club program through improved and more frequent communication to members, adding new Guests to the club, and introducing the program in our United Kingdom stores.
  Attracting new Guests through our multi-media marketing initiatives including a new TV advertising campaign that will launch in the second quarter and will leverage buildabearville.com as a new platform for communicating with Guests.
  Expanding international franchise fee revenues with the addition of 15 to 20 new franchise stores, including our first stores in the United Arab Emirates.

“In the course of our comprehensive review process, we carefully evaluated our business and its opportunities,” said Clark. “Although our formal review of a broad range of strategic alternatives is complete, we continue to evaluate our business plan and operations with a view to prioritizing the initiatives that will allow us to achieve our long-term business goals of delivering sales and earnings growth.

“Year-to-date comparable store sales for our North America stores continue to reflect a decline in consumer spending and are similar to the trends we experienced in the 2007 fourth quarter. However, these sales trends do not yet reflect the typically busy selling days associated with the Easter holiday and spring school vacations. And, our sales trends in Europe continue to be positive.

“We ended 2007 debt free and with $66 million in cash on our balance sheet. We believe that our business plan, superior store economic model, strong cash flow, and flexible capital structure will deliver long term sales and earnings growth.”

Increased Share Repurchase Program

The Company’s existing $25 million share repurchase program was announced in February 2007, and as of March 7, 2008, approximately 176,500 shares have been purchased for a total cost of approximately $4.7 million. Under the expanded share repurchase program authorized by the Board the Company currently intends to purchase up to $50 million of its common stock in the open market (including through 10b5-1 trading plans), through privately negotiated transactions, or through an accelerated repurchase transaction. The primary source of funding for the program is expected to be cash on hand. The timing and amount of share repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program authorizes the Company to repurchase shares over the next 12 months, does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.

About Build-A-Bear Workshop, Inc.

Build-A-Bear Workshop, Inc. is the only global company that offers an interactive make-your-own stuffed animal retail-entertainment experience. The company currently operates more than 370 Build-A-Bear Workshop stores worldwide, including company-owned stores in the U.S., Puerto Rico, Canada, the United Kingdom, Ireland and France, and franchise stores in Europe, Asia, Australia and Africa. Founded in St. Louis in 1997, Build-A-Bear Workshop is the leader in interactive retail. Brands include make-your-own Major League Baseball® mascot in-stadium locations, Build-A-Dino® stores and friends 2B made® doll locations. In December 2007, Build-A-Bear Workshop extended its in-store interactive experience online with the launch of its virtual world at www.buildabearville.com. Build-A-Bear Workshop (NYSE: BBW) posted total revenue of $474 million in fiscal 2007. For more information, call 888.560.BEAR (2327) or visit the company’s award-winning Web sites at www.buildabear.com and www.friends2bmade.com.

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the federal securities laws) which represent Build-A-Bear Workshop expectations or beliefs with respect to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion; our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic; we may be unable to generate comparable store sales growth; we may be unable to open new stores or may be unable to effectively manage our growth; we may be unable to effectively manage our international franchises or laws relating to those franchises may change; we may be unable to realize some of the expected benefits of the acquisition of Amsbra and Bear Factory including making these operations profitable; customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores; general economic conditions may deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending; our market share could be adversely affected by a significant, or increased, number of competitors; we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team; the effect on the Company’s business of the announcement of the completion of the strategic review process; the ability of our principal vendors to deliver merchandise may be disrupted; the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade; high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability; our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers; we may be unable to realize the anticipated benefits from our company-owned distribution center; fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; we may fail to renew, register or otherwise protect our trademarks or other intellectual property; we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights; we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases; we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise; we may be unable to repurchase shares at all or at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate; and we may improperly obtain or be unable to protect information from our guests in violation of privacy or security laws or expectations. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements are included in the Company's filings with the SEC, including as described in the Company's annual report on Form 10-K for the fiscal year ended December 30, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Build-A-Bear Workshop, Inc.
Investors:
Molly Salky, 314-423-8000 x5353
or
Media:
Jill Saunders, 314-423-8000 x5379